EXHIBIT 4.2



                 MORGAN STANLEY ABS CAPITAL INC. TRUST 2006-HE4

                           ---------------------------

               AMENDMENT NO. 1 TO POOLING AND SERVICING AGREEMENT

                          Dated as of November 21, 2006

                          ----------------------------

                Morgan Stanley ABS Capital I Inc. Trust 2006-HE4

               Mortgage Pass-Through Certificates, Series 2006-HE4

                                 AMENDMENT NO. 1

            This AMENDMENT NO. 1 (this "Amendment"), effective as of June 1, 2006, is among MORGAN STANLEY ABS CAPITAL I INC., a Delaware corporation, as depositor (the "Depositor"), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association ("Wells Fargo"), as servicer (in such capacity, the "Servicer") and a custodian, NC CAPITAL CORPORATION, a California corporation, as a responsible party ("NC Capital"), WMC MORTGAGE CORP., a California corporation, as a responsible party ("WMC"), DECISION ONE MORTGAGE COMPANY, LLC, as a responsible party (together with NC Capital and WMC, the "Responsible Parties"), DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee (the "Trustee") and LASALLE BANK NATIONAL ASSOCIATION, as a custodian ("LaSalle" and, together with Wells Fargo in its capacity as custodian, the "Custodians").

                              PRELIMINARY STATEMENT

            WHEREAS, the Depositor, the Servicer, the Responsible Parties, the Custodians and the Trustee, are parties to the Pooling and Servicing Agreement, dated as of June 1, 2006 (the "Agreement");

            WHEREAS, Section 10.01 of the Agreement provides that the Agreement may be amended by the Depositor, the Servicer, the Responsible Parties, the Custodians and the Trustee; and

            NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

            1. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

            2. Amendments:

            In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Agreement as provided in Exhibit A attached hereto. Language appearing double underlined on Exhibit A will be added to the Agreement and language appearing in strikethrough will be removed from the Agreement.

            3. Except as expressly modified or amended in this Amendment, all of the terms, covenants, provisions, agreements and conditions of the Agreement are hereby ratified and confirmed in every respect and shall remain unmodified and unchanged and shall continue in full force and effect.

            4. The Depositor certifies that all conditions for the execution of this Amendment have been satisfied.

            5. This Amendment shall become effective as of the date hereof when, and only when, the Agent shall have received executed counterparts of this Amendment from the parties hereto.

            6. This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument. This Amendment shall be construed in accordance with the laws of the State of New York (excluding provisions regarding conflicts of laws) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such law.

               IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 1 as of the date first above written.

                                           MORGAN STANLEY ABS CAPITAL I INC.,
                                               as Depositor


                                           By:  /s/ Steven Shapiro
                                                --------------------------------
                                               Name:  Steven Shapiro
                                               Title: Managing Director


                                           WELLS FARGO BANK, NATIONAL
                                               ASSOCIATION,
                                               as Servicer


                                           By:  /s/ Phillip A. Platte
                                                --------------------------------
                                                Name:  Phillip A. Platte
                                                Title: Vice President


                                           WELLS FARGO BANK, NATIONAL
                                               ASSOCIATION,
                                               as Custodian


                                           By:  /s/ Patrick M. Gorrien
                                                --------------------------------
                                                Name:  Patrick M. Gorrien
                                                Title: Vice President


                                           WMC MORTGAGE CORP.,
                                               as Responsible Party


                                           By:  /s/ Mardy Grossman
                                                --------------------------------
                                                Name:  Mardy Grossman
                                                Title: Senior Vice President


                                           NC CAPITAL CORPORATION,
                                               as Responsible Party


                                           By:  /s/ Warren Licata
                                                --------------------------------
                                                Name:  Warren Licata
                                                Title: SVP, Secondary Marketing


                                           DECISION ONE MORTGAGE
                                               COMPANY, LLC,
                                               as Responsible Party


                                           By:  /s/ Peter Schwindt
                                                --------------------------------
                                                Name:  Peter A. Schwindt
                                                Title: Vice President Secondary


                                           DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                               solely as Trustee and not in its
                                               individual capacity


                                           By:  /s/ Marion Hogan
                                                --------------------------------
                                                Name:  Marion Hogan
                                                Title: Associate


                                           By:  /s/ Melissa Wilman
                                                --------------------------------
                                                Name:  Melissa Wilman
                                                Title: Vice President

                                           LASALLE BANK NATIONAL ASSOCIATION,
                                               as Custodian
                                           By:  /s/ Mark J. Jerva
                                                --------------------------------
                                                Name:  Mark J. Jerva
                                                Title: Vice President